For period ending May 31, 2011       Exhibit 77O
File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Wal-Mart Stores Inc. 3.25% due 10/25/2020
2. Date of Purchase:  October 18, 2010
3.         Date offering commenced:  October 18, 2010
4. Underwriters from whom purchased: Goldman Sachs & Co.
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $8,965,710 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $1,743,332,500
8. Purchase price (net of fees and expenses):$99.619
9. Initial public offering price: $99.619
10. Commission, spread or profit:  45 bps
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b.    The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourthday preceding the day on which the offering terminated).
X

c.    The securities purchased at a price not more than the price paid by each other purchaser in the offering.
X

d.   The underwriting was a firm commitment underwriting.
X

e.    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the dame period.
X

f.    The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g.   The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h.   No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

c.    The securities purchased at a price not more than the price paid by each other purchaser in the offering.
X

d.   The underwriting was a firm commitment underwriting.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Amar Reganti   Date:   November 11, 2011

For period ending May 31, 2010       Exhibit 77O
File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Sandridge Energy Inc. 7.5% due 03/15/2021
2. Date of Purchase:  March 2, 2011
3.         Date offering commenced:  March 2, 2011
4. Underwriters from whom purchased: RBC Dain Rauscher
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $1,000,000
7. Aggregate principal amount or total number of shares of offering: $900,000,000
8. Purchase price (net of fees and expenses):$100.00
9. Initial public offering price: $100.00
10. Commission, spread or profit:  2%
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulations D.
X

b.    The securities are sold to persons reasonably believed to be "qualified institutional buysers" ("QIBs").
X

c.    The securities are reasonably believed to be eligible for resale to other QIBs.
X

d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e.    The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f.    The underwriting was firm commitment underwriting.
X

g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i.    The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j.    No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Matthew Iannucci  Date:   April 1, 2011

For period ending May 31, 2010       Exhibit 77O
File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Oasis Petroleum Inc. 144A 7.25% due 2/1/2019
2. Date of Purchase:  January 28, 2011
3.          Date offering commenced:  January 28, 2011
4. Underwriters from whom purchased: JP Morgan Chase Securities
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $2,000,000 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $400,000,000
8. Purchase price (net of fees and expenses):$100
9. Initial public offering price: $100
10. Commission, spread or profit:  2.25%
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulations D.
X

b.    The securities are sold to persons reasonably believed to be "qualified institutional buysers" ("QIBs").
X

c.    The securities are reasonably believed to be eligible for resale to other QIBs.
X

d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e.    The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f.    The underwriting was firm commitment underwriting.
X

g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i.    The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j.    No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Matthew Iannucci  Date:  May 20, 2011

Strategic Global Income Fund